PROMISSORY NOTE

Borrower: Eternal Image of 28800 Orchard Lake Road MI 48334
Lender: Devon Block of 18 Via Monarca St. Dana Point, CA 92629

Principal Amount: $100,000

1. FOR VALUE RECEIVED, Eternal Image promises to pay to Devon Block at such address as may be provided in writing to Eternal Image, the principal sum of one hundred thousand ($100,000.00) USD, with 10% interest payable on the unpaid principal.

2. This Note will be repaid in full within 90 days. The amount to be paid is $ 102,538.47.

3. At any time while not in default under this Note, Eternal Image may pay the outstanding balance then owing under this Note to Devon Block without further bonus or penalty.

4. Notwithstanding anything to the contrary in this Note, if Eternal Image defaults in the performance of any obligation under this Note, then Devon Block may declare the principal amount owing and interest due under this Note at that time to be immediately due and payable.

5. This Note will be construed in accordance with and governed by the laws of the State of Michigan.

6. If any term, covenant, condition or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, it is the parties' intent that such provision be reduced in scope by the court only to the extent deemed necessary by that court to render the provision reasonable and enforceable and the remainder of the provisions of this Agreement will in no way be affected, impaired or invalidated as a result.

7. All costs, expenses and expenditures including, and without limitation, the complete legal costs incurred by Devon Block in enforcing this Note as a result of any default by Eternal Image , will be added to the principal then outstanding and will immediately be paid by Eternal Image .

8. This Note will ensure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of Eternal Image and Devon Block. Eternal Image waives presentment for payment, notice of non-payment, protest and notice of protest.

9. Payment Calculations

Amount on Start Date	$100,000.00
Interest Rate	10
Start Date	2008-05-27
End Date	2008-08-31
CALCULATED RESULTS:	
Number of Days	96
Number of Interest Days	96
Total Interest	$2,538.47
Balance on End Date	$102,538.47

IN WITNESS WHEREOF Eternal Image has duly affixed his signature under seal on this 27th day of May, 2008.

SIGNED, SEALED, AND DELIVERED this 27th day of May, 2008 in front of the person below who is over 18 years of age and not involved with the contents of this document or related to any of the parties in this document.

(signature of witness)

WITNESS DETAILS:

Name: DONNA SHATTER

Address: 38610 Brandmill

Farmington Hills MI 48331

Clint Mytych
Eternal Image – Chief Executive Officer

James R Parliament
Eternal Image – Chief Financial Officer